Exhibit 4


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                   BANC OF AMERICA MORTGAGE SECURITIES, INC.,
                                  as Depositor

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                                   as Servicer

                                       and

                             WELLS FARGO BANK, N.A.,
                                   as Trustee

                                 AMENDMENT No. 1

                               Dated June 20, 2006

                                       To

                         POOLING AND SERVICING AGREEMENT
                             Dated January 30, 2006

                             -----------------------

                  Banc of America Alternative Loan Trust 2006-1
                       Mortgage Pass-Through Certificates

                                  Series 2006-1

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

            AMENDMENT No. 1, dated June 20, 2006 (the "Amendment"), to the Pooling and Servicing Agreement, dated January 30, 2006 (the "Agreement"), among BANC OF AMERICA MORTGAGE SECURITIES, INC., as depositor (the "Depositor"), BANK OF AMERICA, NATIONAL ASSOCIATION, as servicer (the "Servicer"), and WELLS FARGO BANK, N.A., as trustee (the "Trustee").

            WHEREAS, Section 11.01 of the Agreement provides, among other things, that the Depositor, the Servicer and the Trustee may amend the Agreement, without the consent of any of the Certificateholders, to make any other provisions with respect to matters or questions arising under the Agreement which shall not be materially inconsistent with the provisions of the Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder;

            WHEREAS, the Depositor, the Servicer and the Trustee desire to amend the Agreement, as set forth in this Amendment, and have obtained the Opinion of Counsel required by Section 11.01 of the Agreement; and

            NOW THEREFORE, in consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

            All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.

            Section 1. Amendment of Section 2.04. Section 2.04 of the Agreement is hereby amended as follows:

(a)   By inserting the following language as clause (li):

      "(li) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then-current S&P's LEVELS(R) Glossary which is now Version 5.6(d), Appendix E), and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act."

(b) By deleting the second and third sentences of the last paragraph of Section
2.04 in their entirety and replacing them with the following:

      "Within 90 days of its discovery or its receipt of notice of any such breach (other than with respect to a breach of the representations and warranties set forth in clause (li) of this Section 2.04), the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. In addition to the foregoing, if a breach of the representation set forth in clauses (vi) or (li) of this Section 2.04 occurs as a result of a violation of an applicable predatory or abusive lending law, the Depositor shall reimburse the Trust for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount")."

            Section 2. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            Section 3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            Section 4. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                               BANC OF AMERICA MORTGAGE SECURITIES, INC., as Depositor


                               By:   /s/ Judy Lowman
                                  --------------------------------
                                  Name:  Judy Lowman
                                  Title: Senior Vice President


                               BANK OF AMERICA, NATIONAL ASSOCIATION,
                               as Servicer


                               By:   /s/ Stephan A. Cummings
                                  --------------------------------
                                  Name:  Stephen A. Cummings
                                  Title: Senior Vice President


                               WELLS FARGO BANK, N. A.,
                               as Trustee

                               By:   /s/ Christopher Regnier
                                  --------------------------------
                                  Name:  Christopher Regnier
                                  Title: Vice President

STATE OF KANSAS     )
                    )     ss.:
COUNTY OF JOHNSON   )

            On this 20th day of June, 2006, before me, a notary public in and for the State of Kansas, personally appeared Judy Lowman, known to me who, being by me duly sworn, did depose and say that she is a Senior Vice President of Banc of America Mortgage Securities, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.



                                            -------------------------
                                                 Notary Public


[NOTARIAL SEAL]
My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )


            On this 20th day of June, 2006, before me, a notary public in and for the State of North Carolina, personally appeared Stephen A. Cummings, known to me who, being by me duly sworn, did depose and say that he is a Senior Vice President of Bank of America, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                            -------------------------
                                                 Notary Public


[NOTARIAL SEAL]
My commission expires ____________.

STATE OF MARYLAND   )
                    )     ss.:
COUNTY OF   HOWARD  )


            On this 20th day of June, 2006, before me, a notary public in and for the State of Maryland, personally appeared Christopher Regnier, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                            -------------------------
                                                 Notary Public


[NOTARIAL SEAL]
My commission expires ____________.